UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 29, 2018

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GYRODYNE, LLC

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(Exact name of Registrant as Specified in its Charter)

New York -------------	001-37547 --------------	46-3838291 ---------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

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(Address of principal executive

offices) (Zip Code)

(631) 584-5400

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Registrant’s telephone number,

including area code

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                      Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                    ☑

Item 5.07     Submissions of Matters to a Vote of Security Holders

On June 29, 2018, Gyrodyne, LLC (the “Company”) held its 2018 annual meeting of shareholders (the “Annual Meeting”). The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2018. Of the 1,482,680 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 1,380,390 shares, or 93.10% of the eligible common stock, were present either in person or represented by proxy. Set forth below are the results of the matters submitted for a vote at the Annual Meeting.

Proposal No. 1: Election of two (2) directors to serve for a term of three years, and until their respective successors shall have been duly elected and qualified. The votes were cast as follows:

DIRECTOR	FOR	WITHHOLD	BROKER NON-VOTE
Ronald J. Macklin	625,828	195,828	558,734
Elliot H. Levine	627,806	193,850	558,734

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the definitive proxy statement. The votes were cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
619,686	199,652	2,318	558,734

Proposal No. 3: Ratification of the engagement of Baker Tilly Virchow Krause, LLP as independent public accounting firm for the 2018 fiscal year. The votes were cast as follows:

FOR	AGAINST	ABSTAIN
1,282,178	97,479	733

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

Dated: July 5, 2018	By:	/s/ Gary Fitlin
Gary Fitlin President and Chief Executive Officer